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                                                                   EXHIBIT 99.1


               GENIUS PRODUCTS TO PRESENT AT ROTH CAPITAL PARTNERS
                          17TH ANNUAL GROWTH CONFERENCE

SOLANA BEACH, CALIFORNIA - (BUSINESS WIRE) - FEB. 16, 2005 - GENIUS PRODUCTS, INC. (OTCBB:GNPI) today announced that Chief Executive Officer Trevor Drinkwater and Chief Financial Officer Andrew Schmidt will make an investor presentation at 8:00 a.m. PST on Wednesday, February 23, 2005 at the Roth Capital Partners 17th Annual Growth Stock Conference.

The Genius Products presentation will be available to all interested investors through a live audio webcast and slides accessible on the Presentations page of the Company section at www.geniusproducts.com. It also will be available at www.wsw.com/webcast/roth5/gnpi/. The webcast will be archived on both sites for approximately 60 days.

ABOUT GENIUS PRODUCTS, INC.
---------------------------
Genius Products, Inc. (OTCBB:GNPI - News) is a multi-brand company that produces and distributes affordable family entertainment products including DVDs and CDs. Its products are sold in retail outlets nationwide under well-known brands including AMC(R), TV Guide(R), IFILM(TM), Sundance Channel Home Entertainment(TM), Bazooka(R), Jay Jay The Jet Plane(R), National Lampoon(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius Products also licenses the Baby Genius brand to third-party companies for a variety of products including books and musical books.


Contact:

Andrew C. Schmidt
Genius Products, Inc.
Chief Financial Officer
858.793.8840

Cecilia A. Wilkinson/Rosemary Moothart
PondelWilkinson Inc.
310.279.5970





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                                                                   EXHIBIT 99.2


       GENIUS PRODUCTS ANNOUNCES PLANS TO ACQUIRE WELLSPRING FILM LIBRARY
      -- HIGHLY ACCLAIMED 1000-TITLE LIBRARY AND DIRECT RESPONSE CATALOGUE IN
        TRANSACTION DESIGNED TO LEVERAGE GENIUS PRODUCTS' INFRASTRUCTURE
                       AND MOVE COMPANY TO PROFITABILITY --

SOLANA BEACH AND SANTA MONICA, CALIFORNIA - FEBRUARY 23, 2005 - GENIUS PRODUCTS, INC. (OTCBB:GNPI) and American Vantage Companies (NASDAQ:AVCS) today announced the signing of a letter of intent for Genius to acquire with its stock American Vantage Media Corporation ("AVMC"), a wholly-owned subsidiary of AVCS. AVMC owns the highly acclaimed Wellspring Media, Inc. ("Wellspring") film library and the Video Home Collection direct response catalog.

         Terms of the transaction were not disclosed. The companies are currently undergoing due diligence review and negotiating a definitive merger agreement. Completion of the transaction will be subject to validation of the purchase price by a third party valuation firm, among other closing conditions.

         AVMC, with revenues of approximately $20 million for 2004, distributes its filmed entertainment -- consisting of independent and art-related films, documentaries and holistic living programming -- through major home video retailers, broadcast and cable outlets, specialty theater chains and a direct mail catalog reaching more than 400,000 consumers. Titles within the division's Wellspring Film Library include commercial films, musical performances and wellness programs.

         Certain of the approximately 1,000 titles within Wellspring's library have garnered nearly every major award in the media business, including the Oscar, Grammy, Peabody, Golden Globe and Palm d'Or. Among its many critically acclaimed well-known titles are TARNATION, RED LIGHTS, BREAKER MORANT, BREATHLESS, Z, MY DINNER WITH ANDRE, AND THE AMERICAN MASTERS(R) series.

         "The AVMC acquisition will mark a next step in the development of our strategic plan to broaden our base of proprietary content," said Trevor Drinkwater, Genius Products' chief executive officer. "Together, Genius Products and AVMC will represent a critical mass of high quality and diverse content that will allow us to work closely with retailers in developing customized programs to meet their sales and demographic objectives. The Wellspring titles, with their independent focus and international appeal, complement Genius' Branded Distribution Network. We believe that AVMC's sizeable and valuable library creates significant opportunities to generate meaningful cash flow as titles are released and re-released in multiple formats."

         Drinkwater added, "This transaction is emblematic of the growth track we are setting for Genius Products and our intention to leverage our established resources. Over the past year, we have built an infrastructure to clearly support significantly greater sales volume. With the high quality of assets being acquired, the cost savings and margin improvement identified, and the leverage opportunities planned, we believe this acquisition will return greater value to our stockholders."

         In addition to Jonathan Caouette's TARNATION and RED LIGHTS, past and upcoming Wellspring theatrical releases include critically acclaimed films such as Alexander Sokurov's RUSSIAN ARK, hailed by Roger Ebert as "one of the most astonishing films ever made," Akira Kurosawa's masterpiece RAN, THE CIRCLE and CRIMSON GOLD by Jafar Panahi, GIRLHOOD by Liz Garbus, IN MY SKIN by Marina de Van, CARNAGE by Delphine Gleize, FRIDAY NIGHT, by Claire Denis, MADAME SATA by Karim Ainouz, MAROONED IN IRAQ by Bahman Ghobadi, the films of Rainer Werner Fassbinder, YI YI by Edward Yang, LES DESTINEES by Olivier Assayas, UNDER THE SAND by Francois Ozon, ADVENTURES OF FELIX by Olivier Ducastel and Jacques Martineau, POLA X and MAUVAIS SANG by Leos Carax, Humanite and 29 PALMS by Bruno Dumont, WHAT TIME IS IT THERE? by Tsai Ming-liang, and NOTORIOUS C.H.O. by Lorene Machado. Together, the Wellspring Home Video and Worldwide Sales libraries boast 1000 titles including major works by Francois Truffaut, Jean Luc Godard, Eric Rohmer, Luchino Visconti, Rainer Werner Fassbinder, Hou Hsiao-Hsien, The Taviani Brothers, Peter Greenaway, Jacques Demy, Akira Kurosawa, Pedro Almodovar, Michelangelo Antonioni, Lina Wertmuller and more. In addition to distributing its theatrical art house releases on video/DVD, Wellspring's home video unit focuses on enlightening health and wellness programming including Joseph Campbell's THE POWER OF MYTH, and titles featuring the work of Deepak Chopra, Dr. Andrew Weill, Dr. Paul Lam, Alan Watts and Caroline Myss.

         Stephen K. Bannon, vice chairman of AVCS, commented: "Our decision to combine AVMC's assets with Genius Products is a direct reflection of our respect for the strength of Trevor's management team, the organization they have built and the opportunities we envision for combining our broad content assets with their distribution platform."

It is the understanding of both parties that Steve
Bannon will be appointed co-chairman of Genius Products, subject to the closing of the contemplated transaction and approval of the board of directors of Genius Products.


ABOUT GENIUS PRODUCTS, INC.
---------------------------
Genius Products, Inc. (OTCBB:GNPI) is a multi-brand company that produces and distributes affordable entertainment products including DVDs and CDs. Its products are sold in retail outlets nationwide under well-known brands including AMC(R), TV Guide(R), IFILM(TM), Sundance Channel Home Entertainment(TM), Bazooka(R), Jay Jay The Jet Plane(R), National Lampoon(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius Products also licenses the Baby Genius brand to third-party companies for a variety of products including books and musical books.


SAFE HARBOR STATEMENT
---------------------
Except for historical matters contained herein, the matters discussed in this news release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect Genius Products' business, forecasts, projections and prospects, and cause results to differ from these forward-looking statements. Actual results could vary for many reasons, including but not limited to, the ability to execute a definitive merger agreement, consummate the proposed merger transaction and integrate the companies; the effectiveness of new leadership; the timely development and acceptance of new products; the market demand for current products; and general market conditions. Other such risks and uncertainties include the company's ability to grow its business, to obtain additional licenses, and to meet anticipated release schedules and other matters, which are described in the company's filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this news release.

                                      # # #

Contact:

Trevor Drinkwater
Chief Executive Officer
Genius Products, Inc.
Genius Products, Inc.
858.793.8840

Cecilia A. Wilkinson/Rosemary Moothart
PondelWilkinson Inc.
310.279.5970